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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Lydall, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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One Colonial Road

P.O. Box 151

Manchester, Connecticut 06045-0151

(860) 646-1233

Christopher R. Skomorowski

President and Chief Executive Officer

March 26, 2003

Dear Lydall Stockholders:

I am pleased to invite you to attend the Company’s Annual Meeting of Stockholders to be held on Thursday, May 8, 2003 at 11:00 a.m. in The Autorino Great Hall of The Bushnell Center for the Performing Arts located at 166 Capitol Avenue in Hartford, Connecticut. Validation for parking will be available to stockholders who park in the ProPark parking lot located at the intersection of Hudson and Buckingham Streets. The purpose of the meeting is to elect Directors and to consider and vote upon a proposal to approve the Lydall 2003 Stock Incentive Compensation Plan.

Lydall’s management is committed to creating lasting value for its stockholders. In 2002, the Company gained share in core markets and introduced innovative new products. Our employees are to be commended for their dedication and effort. I would also like to offer my heartfelt thanks to Lee A. Asseo and Robert E. McGill III, who are retiring from Board service, for their tireless efforts on behalf of our stockholders and employees.

We have made strides in corporate governance. In August, we created the Corporate Governance Committee of the Board of Directors: a committee composed solely of independent directors to further protect stockholder interests. We are also organizing existing policies into a Code of Ethics and Business Conduct, so that all Lydall employees will clearly understand the high standards we expect.

Another important element of our continued success is to ensure that the interests of our key employees are aligned with those of our stockholders. We took an important step in that direction in 2000 by adopting EVA (Economic Value Added) as a key measure of value creation. We believe that the Lydall 2003 Stock Incentive Compensation Plan, which we are asking you to approve at the Annual Meeting, is another essential tool in furthering the goal of allowing us to recruit, retain and reward key employees who create stockholder value.

I urge your careful consideration of the enclosed materials describing the Plan, and I encourage every stockholder to vote.

The following pages contain the formal notice of the Annual Meeting and the proxy statement relating to the meeting. Please be sure to complete, date, sign and return the enclosed proxy card, or to vote promptly by telephone or over the Internet, to ensure that your shares will be voted.

Sincerely,

Christopher R. Skomorowski

NOTICE OF ANNUAL MEETING

To Be Held May 8, 2003

To:    The Owners of Common Stock

The Annual Meeting of Stockholders of Lydall, Inc. will be held in The Autorino Great Hall of The Bushnell Center for the Performing Arts, 166 Capitol Avenue, Hartford, Connecticut on Thursday, May 8, 2003 at 11:00 a.m. for the following purposes:

1.	To elect eight Directors to serve until the next Annual Meeting of Stockholders to be held in 2004;

2.	To consider and vote upon a proposal to approve the Lydall 2003 Stock Incentive Compensation Plan; and

3.	To transact any other business which may properly come before the meeting.

The Board of Directors urges you to vote promptly. All stockholders are invited to attend the meeting, and your right to vote in person will not be affected if you mail your proxy.

YOUR VOTE IS IMPORTANT.

Sincerely,

Steven W. Thompson

Vice President – Investor Relations and Secretary

Manchester, CT

March 26, 2003

Proxy Statement

GENERAL

This Proxy Statement of Lydall, Inc. (“Lydall” or the “Company”), a Delaware corporation, is being mailed or otherwise furnished to stockholders on or about March 26, 2003 in connection with the solicitation by the Board of Directors of Lydall of proxies to be voted at the Annual Meeting of Stockholders. The Annual Meeting will be held on Thursday, May 8, 2003 at 11:00 a.m. in The Autorino Great Hall of The Bushnell Center for the Performing Arts located at 166 Capitol Avenue in Hartford, Connecticut.

Enclosed with this Proxy Statement and Notice of Annual Meeting is a proxy card on which the Board of Directors requests that you vote in favor of: (i) the election of all nominees for Director of the Company to serve until the next Annual Meeting of Stockholders to be held in 2004 and (ii) the proposal to approve the Lydall 2003 Stock Incentive Compensation Plan.

You may vote by mail, by telephone, over the Internet or in person. To vote by mail, please complete, sign and mail the proxy card in the enclosed, prepaid envelope. To vote by telephone or over the Internet, please follow the instructions on the enclosed proxy card. If you vote by telephone or over the Internet, it is not necessary to mail your proxy card. If you wish to vote in person, written ballots will be available at the meeting. However, if your shares are held in street name (i.e., in a brokerage account), you must request a proxy from your broker in order to vote at the meeting.

We would appreciate the return of your completed proxy card, or your vote by telephone or over the Internet, as soon as possible for use at the Annual Meeting or at any adjournments of the Annual Meeting. Properly executed proxies received by Lydall’s Secretary before the meeting will be voted as directed unless revoked. A proxy may be revoked at any time before it is exercised by: (a) notifying Lydall’s Secretary in writing; (b) delivering a proxy with a later date; or (c) attending the meeting and voting in person.

Unless you indicate on your proxy otherwise, shares represented by proxies properly signed and returned to the Company will be voted “FOR” the nominees for the Board of Directors named in the proxy and “FOR” the approval of the Lydall 2003 Stock Incentive Compensation Plan.

Under the applicable provisions of the Company’s By-laws, the presence, either in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

The election of Directors requires the affirmative vote of a plurality of the votes cast by the holders of shares who are present in person or represented by proxy at the Annual Meeting and are entitled to vote on the matter. The approval of the Lydall 2003 Stock Incentive Compensation Plan requires the affirmative vote of a majority of the votes cast by the holders of shares who are present in person or represented by proxy at the Annual Meeting and are entitled to vote on the matter; provided that the total number of votes cast on the Lydall 2003 Stock Incentive Compensation Plan represents over 50 percent in interest of all securities entitled to vote on the proposal (as required by the rules of the New York Stock Exchange). With respect to all other matters, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote shall be the act of the stockholders. If, however, the question is one upon which, by express provision of an applicable statute, the Certificate of Incorporation or the By-laws of the Company, a different vote is required, such express provision shall govern.

For purposes of determining the number of votes cast with respect to the election of Directors, only those votes cast “FOR all nominees,” “WITHHELD from all nominees,” specifying that votes be withheld from one or more designated nominees, or providing the designated proxies with the right to vote in their discretion are counted. For purposes of determining the number of votes cast with respect to the approval of the Lydall 2003 Stock Incentive Compensation Plan or any other matter submitted to stockholders, only those votes cast “FOR” or “AGAINST” the matter, or providing the designated proxies with the right to vote in their discretion are counted. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as votes cast in determining whether a matter has been approved by stockholders. Abstentions, therefore, will not have any effect on the outcome of the voting for the election of Directors. If a broker, other holder of record, or nominee indicates on a proxy that it does not have authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. As a result, these so-called “broker non-votes” will not have any effect on the outcome of the voting for the election of Directors. With regard to the Lydall 2003 Stock Incentive Compensation Plan, an abstention or broker non-vote will have the effect of a vote against the matter unless holders of more than 50 percent in interest of all securities entitled to vote cast votes, in which event neither an abstention nor a broker non-vote will have any effect on the result of the vote.

All costs of solicitation of proxies will be borne by the Company. Lydall has engaged the services of the outside proxy solicitation firm of Georgeson Shareholder Communications Inc. in the interest of increasing the number of shares represented at the meeting. The anticipated cost of the engagement is approximately $7,500 plus reasonable out-of-pocket expenses. The contract provides for consultation regarding the written solicitation materials, as well as written and other personal solicitation of proxies. Other costs anticipated are those ordinarily incurred in connection with the preparation and mailing of proxy material. In addition to solicitations by mail and by the outside soliciting firm, the Company’s Directors, officers and other employees, without additional remuneration, may solicit proxies by telephone and in person.

Only holders of record of Lydall’s common stock, par value $.10 per share (“Common Stock”), at the close of business on March 12, 2003 (the “Record Date”) are entitled to vote at the meeting. On that date, there were 16,078,730 shares of Common Stock outstanding, the holders of which are entitled to one vote per share.

ELECTION OF LYDALL DIRECTORS

The Board of Directors has nominated Ms. Suzanne Hammett and Messrs. Samuel P. Cooley, W. Leslie Duffy, David Freeman, Christopher R. Skomorowski, Elliott F. Whitely, Roger M. Widmann, and Albert E. Wolf for re-election as Directors of the Company for a term of one year, until the next annual meeting.

The only nominee for Director who is a current employee of the Company is the President and Chief Executive Officer, Christopher R. Skomorowski. The Company intends to maintain its Board with a majority of independent Directors.

Under the Certificate of Incorporation of the Company, the Board of Directors is empowered to establish the number of directorships beween three and fifteen. The Board of Directors has currently fixed the number of directorships at eight for the period beginning with the 2003 Annual Meeting. As of the Record Date, there were no vacancies.

Additional nominations for Directors may be made from the floor by stockholders who have complied fully with the advance notice procedures set forth in the By-laws of the Company. See “Stockholder Proposals and Nominations for Director” below. It is the intention of the proxy committee to vote only for the Director nominees described on pages thirteen and fourteen of this Proxy Statement. Proxies cannot be voted for a greater number of persons than the number of nominees named.

All nominees have indicated that they are willing and able to serve as Directors if elected. Should any of such nominees become unable or unwilling to serve, the proxy committee intends to vote for the replacement or replacements nominated by the Board of Directors.

Vote Required for Adoption

In order to be elected, the nominees must be approved by the affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock represented and entitled to vote at the Annual Meeting.

The Board of Directors recommends that stockholders vote FOR the election of nominees referred to in this section.

APPROVAL OF THE LYDALL 2003 STOCK INCENTIVE COMPENSATION PLAN

Background of the Proposal

The Company currently has no stock incentive compensation plan. The Lydall, Inc. 1992 Stock Incentive Compensation Plan (the “1992 Plan”) expired on May 12, 2002.

The Board of Directors believes that the 1992 Plan and its predecessor plans have proved to be of substantial value in inducing the continued service of participants, in stimulating their efforts toward the continued success of the Company and its subsidiaries, and in assisting in the recruitment of individuals of outstanding ability. The plans have also aligned the interests of those receiving awards more directly with the interests of stockholders. On October 24, 2002, the Board of Directors approved, subject to the approval of the Company’s stockholders, a new Lydall 2003 Stock Incentive Compensation Plan (the “2003 Plan”).

Board Recommendation; Required Vote

The Board of Directors believes that the adoption of the 2003 Plan is in the best interests of the Company and its stockholders and recommends that stockholders vote for this proposal. It is the intention of the proxy committee to vote all shares for which valid proxies are received “FOR” the proposal, unless instructed to the contrary. This proposal is expressly subject to stockholder approval and will not take effect unless it is approved by the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock who are present in person or represented by proxy at the Annual Meeting and are entitled to vote on the proposal; provided that the total number of votes cast represents over 50 percent in interest of all securities entitled to vote on the proposal (as required by the rules of the New York Stock Exchange).

Summary of the 2003 Plan

The following summarizes the material features of the 2003 Plan, for which the Company has reserved 1,500,000 shares of Common Stock. The full text of the 2003 Plan is set forth as Exhibit A to this Proxy Statement and the following discussion is qualified in its entirety by reference to Exhibit A.

General.    The purpose of the 2003 Plan is to further the growth and prosperity of the Company and its subsidiaries through the grant of incentive awards to those officers, employees, Directors and consultants whose past, present and potential contributions to the Company and/or its subsidiaries are or will be important to the success of the Company. The 2003 Plan provides for the grant of the following types of incentive awards: (i) nonqualified stock options; (ii) incentive stock options; (iii) restricted stock awards; (iv) performance shares; and (v) stock awards to Outside Directors (as defined in the 2003 Plan) in lieu of other forms of director compensation. The 2003 Plan also: (i) includes an express prohibition against loans by the Company to any participant for the purpose of obtaining any benefits under the 2003 Plan; (ii) includes a separate limitation of 300,000 shares as a maximum number of all restricted stock awards, performance shares and stock awards that may be granted under the 2003 Plan; (iii) prohibits re-pricing of options; and (iv) does not include deferred stock awards, stock appreciation rights or stock reload options.

Shares Available for Issuance under the 2003 Plan.    The Company has reserved 1,500,000 shares of Common Stock for issuance under the 2003 Plan. The maximum number of shares of Common Stock that may be issued to all recipients pursuant to all restricted stock, performance shares and stock awards is 300,000 shares. The maximum number of shares that may be awarded pursuant to stock options to any one individual in any one calendar year is 250,000 shares. The maximum number of performance shares that may be awarded to any one individual in any one calendar year is 250,000 shares. The number of shares that can be issued and the number of shares subject to outstanding options will be adjusted in the event of a stock split, stock dividend, recapitalization or other similar event affecting the number of shares of outstanding Common Stock. If shares subject to an option are not issued before the expiration or termination of such option, or if shares subject to a restricted stock award are forfeited, those shares would become available for inclusion in future grants or awards.

Administration.    The 2003 Plan will be administered by the Compensation and Stock Option Committee of the Board of Directors or such other committee of the Board of Directors that the Board of Directors may designate (the “Committee”). All of the members of the Committee will be “non-employee directors,” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended; “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); and “independent” as defined under New York Stock Exchange rules. Among the powers granted to the Committee are the authority to interpret the 2003 Plan, establish rules and regulations for its operation, select the officers, Directors, consultants and employees of the Company and its subsidiaries to receive incentive awards and determine the type of incentive awards to be granted, the number of shares subject to each incentive award and the form, amount and other terms and conditions of an incentive award.

Eligibility.    All officers, Directors, employees and consultants of the Company and any of its 50 percent or more owned subsidiaries are eligible to be selected to receive incentive awards under the 2003 Plan. The selection of award recipients is within the discretion of the Committee. Outside Directors and consultants of the Company may not be selected to receive incentive stock options. Incentive stock options may only be granted to employees of the Company or its 50 percent or more owned subsidiaries.

Incentive Awards.    Set forth below is a brief description of each type of

award that could be granted under the 2003 Plan.

Stock Options.    The 2003 Plan authorizes the Committee to grant options to purchase shares of Common Stock. The Committee determines the number of shares of Common Stock that may be purchased by the recipient over the term of the option, the times at which portions of those shares may be purchased, and whether the option is intended to be an incentive stock option or a nonqualified stock option. Any stock option that is granted as an incentive stock option is intended to satisfy the applicable requirements of Section 422 of the Code. The exercise price of all stock options must be at least 100 percent of the fair market value of the Common Stock on the date of grant.

Stock options will become vested in four equal annual installments commencing as of the first anniversary of the date of grant, and generally will expire after ten years from the date of grant, or at such time or times and subject to the terms and conditions to be determined by the Committee. Options may be exercised by giving written notice to the Company specifying the number of shares of Common Stock the participant has elected to purchase and the date on which the participant wishes to exercise the option. The notice must be sent with payment of the full purchase price plus taxes, if applicable, in cash or in unrestricted shares of the Company’s Common Stock that have been held by the participant for at least six months or in another form of payment approved by the Committee. The participant may elect to engage in a cashless exercise through a registered broker/dealer if desired.

Restricted Stock Awards.    The 2003 Plan also authorizes the Committee to grant awards of restricted stock. Awards of restricted stock consist of shares of Common Stock that are subject to restrictions on transfer and may be forfeited under circumstances deemed appropriate by the Committee. The restriction period in each case may not be less than three years from the date of grant of the award.

Performance Shares.    The 2003 Plan also authorizes awards of restricted stock that vest upon the satisfaction of pre-defined corporate performance criteria identified by the Committee and set forth in the award agreement. The performance criteria may consist of specified levels of performance based on the following business criteria (or other criteria established by the Committee): net income; earnings per share; operating income; operating cash flow; earnings before income taxes and depreciation; earnings before interest, taxes, depreciation and amortization; increases in operating margins; reductions in operating expenses; earnings on sales growth; total stockholder return; return on equity; return on total capital; return on invested capital; return on assets; economic value added; cost reductions and savings; increase in surplus; productivity improvements; and the executive’s attainment of personal objectives with respect to any of the foregoing criteria or other criteria that the Committee deems appropriate, such as growth and profitability, customer satisfaction, quality, safety, business devel -

opment, negotiating transactions, or developing long-term business goals.

Awards to Outside Directors. Retainer.    On June 30 and December 31 of each year (beginning in 2003) during the term of the 2003 Plan, each person then serving as an Outside Director will be granted a stock award equal in value to 50 percent of the annual cash retainer otherwise payable to Outside Directors. Outside Directors will receive this award in lieu of any cash payment of the annual retainer. The amount of the annual retainer is determined by the Board of Directors from time to time and is currently $24,000.

New Director Awards.    For new Directors, there is an automatic grant of nonqualified stock options covering the lesser of: (i) 9,000 shares of Common Stock or (ii) a number of shares of Common Stock having an aggregate fair market value on the date of grant equal to $100,000.

Annual Awards.    The 2003 Plan provides for the automatic grant to each Outside Director, on the date of each annual meeting of stockholders (beginning in 2003), of a nonqualified stock option to purchase the lesser of: (i) 3,000 shares of Common Stock or (ii) a number of shares of Common Stock having an aggregate fair market value on the date of grant equal to $33,333. In addition, each year (beginning in 2003) during the term of the 2003 Plan, each Outside Director will receive a nonqualified stock option covering 325 shares of Common Stock in lieu of any cash-based retirement benefits attributable to his or her service on the Board. If the 2003 Plan is approved by stockholders, the annual stock awards listed in this paragraph will be made for 2003 as of the close of business on the Annual Meeting date.

Other Terms of Incentive Awards.    Generally, an incentive award may not be sold, assigned, or otherwise transferred, except by will or the laws of descent and distribution. Upon the grant of any incentive award, the Committee may, in its discretion, establish such other terms, conditions, restrictions and/or limitations governing the grant of such incentive award that are not inconsistent with the 2003 Plan.

Termination of Employment.  Unless otherwise determined by the Committee and set forth in the agreement evidencing an incentive award, all stock options granted to persons who are employees of the Company will automatically terminate upon the termination of the participant’s employment; except that, in the event of the death or disability of the participant, the portion of any such stock option that has vested as of the date of death or termination of employment due to disability may thereafter be exercised by the participant or the legal representatives of the participant for a period of one year (or such other period as the Committee may specify at the time of grant) from the date of such death or termination of employment due to disability or until the expiration of the stated term of the stock option, whichever period is shorter. If a participant’s employment is terminated by the Company without cause or due to normal retirement, then the portion of the stock option that has vested on the date of termination of employment may be exercised for the lesser of three months (or, in the case of a nonqualified stock option, one year) after termination of employment or until the expiration of the stated term of the stock option, whichever period is shorter.

If a participant’s employment with the Company is terminated for any reason whatsoever, and subsequent thereto, such participant accepts employment with a competitor of, or otherwise engages in competition with, the Company in violation of any agreement between the participant and the Company, or otherwise engages in specified conduct detrimental to the Company, the Committee may require the participant to return to the Company the economic value received by the participant within the six months preceding termination of employment under any award granted under the Plan.

Prohibition on Loans.    The Company may not, directly or indirectly, extend any credit, or arrange for the extension of any credit, in the form of a personal loan to any participant for the purpose of obtaining the benefit of any award under the Plan.

Prohibition Against Repricing. The 2003 Plan expressly provides that the exercise price of an outstanding stock option under the 2003 Plan may not be decreased after the date of grant, nor may it be surrendered to the Company as consideration for the grant of a new stock option with a lower exercise price.

Amendment or Termination.    The 2003 Plan generally provides that it may be amended, altered, suspended or discontinued by action of the Board of Directors. However, no amendment or alteration that would impair the rights of a participant under any agreement evidencing an outstanding award may be made without the participant’s consent. In addition, no amendment or alteration that would: (i) repeal the prohibition against repricing; (ii) increase the overall number of shares reserved and available for issuance under the 2003 Plan; (iii) increase the limitations specifying the maximum number of awards that may be granted to any one person; or (iv) decrease the minimum exercise price of stock options, may be made without stockholder approval. The 2003 Plan will remain in effect, unless earlier terminated, for ten years from the effective date of the 2003 Plan; provided that the 2003 Plan shall continue to govern all outstanding awards until their respective terminations.

Change in Control Provisions. Upon the occurrence of a “Change in Control,” as defined under the 2003 Plan, all stock options and other awards outstanding under the 2003 Plan will immediately and entirely vest, and the holders of such awards will have the immediate right to exercise such options and receive all shares of Common Stock subject to other awards. Under the 2003 Plan, a Change in Control occurs if: (i) the Company consummates a merger, consolidation or reorganization with or into any other person; a sale, lease, exchange or other transfer of substantially all of its assets to any other person; or any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding securities; (ii) the stockholders approve a dissolution of the Company; or (iii) a majority of the Board of Directors is replaced in any twelve-month period without the approval of a majority of the persons who were either serving as Directors at the beginning of the twelve-month period or whose election as Directors was approved by such persons.

Federal Tax Treatment.    Under current federal tax law, the following are the significant federal tax consequences generally arising with respect to incentive awards granted under the 2003 Plan. The rules governing incentive awards under the 2003 Plan are complex. Therefore, the description of the significant federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Statutory provisions governing the incentive awards granted under the 2003 Plan, and the interpretations of statutory provisions, are subject to change, and applications of the provisions may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

A participant who is granted an incentive stock option does not realize any taxable income at the time of the grant or at the time of exercise. Similarly, the Company is not entitled to any deduction at the time of grant or at the time of exercise. If the participant holds the shares acquired pursuant to an incentive stock option for the later of: (a) two years from the date of grant of such option or (b) one year from the date of the transfer of such shares to him or her, any gain or loss realized on a subsequent disposition of the shares will be treated as a long- term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

Although neither the grant nor exercise of an incentive stock option results in taxable income, the exercise of the incentive stock option may result in the imposition of the alternative minimum tax. An optionee generally must include in alternative minimum taxable income, in the first tax year in which the optionee’s rights to the stock are freely transferable or are not subject to a substantial risk of forfeiture, the amount by which the stock’s fair market value exceeds the option price. The same approach must be used to determine the stock’s basis for minimum tax computations.

The grant of a nonqualified stock option does not result in taxable income at the time of grant, but the exercise of a nonqualified stock option does result in ordinary taxable income at the time of exercise equal to the excess of the fair market value of shares on the date of exercise over the exercise price of the shares. The Company is entitled to a corresponding deduction for compensation expense in the same amount.

A participant who has been granted an incentive award consisting of restricted shares of Common Stock will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at the time of grant, assuming the restrictions constitute a substantial risk of forfeiture and restrict the transferability of the stock for federal income tax purposes. When such restrictions lapse, the participant will receive taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares. The Company will be entitled to a corresponding deduction.

The award of unrestricted shares of Common Stock to an Outside Director will produce immediate tax consequences for both the Outside Director and the Company. The Outside Director will be treated as having received taxable compensation in an amount equal to the then fair market value of the Common Stock distributed to him or her. The Company will receive a corresponding deduction for the same amount.

New Plan Benefits.    No awards will be granted under the 2003 Plan prior to its approval by the stockholders of the Company at the Annual Meeting to be held on May 8, 2003. All grants under the 2003 Plan, other than automatic grants to Outside Directors, will be made at the discretion of the Committee and, accordingly, are not yet determinable. The value of any benefits awarded under the 2003 Plan will depend on a number of factors, including the fair market value of the Common Stock on future dates and the exercise decisions made by the recipients of incentive awards. As a result, it is not possible to determine the benefits or amounts that might be received by participants receiving awards under the 2003 Plan.

Other Information. The closing price of the Company’s Common Stock reported on the New York Stock Exchange for March 12, 2003 was $8.75 per share.

Vote Required for Approval

Approval of the 2003 Plan will require the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock who are present in person or represented by proxy at the Annual Meeting and are entitled to vote on the proposal.

The Board of Directors recommends that stockholders vote FOR approval of the 2003 Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the Company’s Common Stock that may be issued upon the exercise of options and rights under all of the Company’s existing equity compensation plans as of December 31, 2002 and other equity compensation granted without stockholder approval.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a) (#)	Weighted average exercise price of outstanding options, warrants and rights (b) ($)	Number of Securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (#)

Equity compensation plans approved by security holders (1)	1,807,394	$12.29	0

Equity compensation plans not approved by security holders (2)	75,000	$10.28	0

Total:	1,882,394	$12.21	0

(1)	1992 Stock Incentive Compensation Plan (approved by stockholders on May 13, 1992). As of December 31, 2002, of the 1,807,394 outstanding options, 26% had an exercise price above the closing price on December 31, 2002 of $11.35. As of the Record Date, of the 1,807,394 outstanding options, 91.4% had an exercise price above the closing price on March 12, 2003 of $8.75.

(2)	Nonqualified stock option grants to Roger M. Widmann, Chairman of the Board (outside of the scope of the 1992 Plan). On January 12, 2000, an option covering 50,000 shares of the Company’s treasury stock was granted to Roger M. Widmann for his services as Chairman of the Board. On May 8, 2002, an option covering 25,000 shares of the Company’s treasury stock was granted to Roger M. Widmann for his services as Chairman of the Board. Pursuant to both Option Agreements, Mr. Widmann may purchase shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock on the date of grant ($7.375 in the case of the 50,000 shares and $16.08 in the case of the 25,000 shares). The grant of 50,000 options vested 25% on the date of the grant; 50% on December 31, 2000; 75% on December 31, 2001; and became fully vested on December 31, 2002. The grant of 25,000 options will vest 50% on May 8, 2003 and 100% on May 8, 2004. Vesting of options is conditioned on Mr. Widmann continuing in his role as Chairman. In the event of a change of control of the Company, unvested options would become immediately exercisable if Mr. Widmann served as Chairman prior to the change in control. The Board may accelerate vesting in its discretion. The vested options will expire ten years from the date of grant or three years from the date Mr. Widmann ceases to be a member of the Board, whichever is earlier. The options are not transferable, other than by will or the laws of descent and distribution.

BOARD OF DIRECTORS

Nominees for election at the May 8, 2003 Annual Meeting to serve until the 2004 Annual Meeting, a term of one year:

Samuel P. Cooley, 71, is a retired Executive Vice President and Senior Credit Approval Officer of Shawmut Bank Connecticut, N.A., now FleetBoston Financial, which he joined in 1955. Mr. Cooley retired from Shawmut Bank in 1993. He currently serves as a member of the Board of HPSC, Inc., a financial services company. He has been a Lydall Director since 1966. Mr. Cooley serves as Chairman of the Audit Review Committee and as a member of the Pension and Corporate Governance Committees.

W. Leslie Duffy, 63, is a partner in the law firm of Cahill Gordon & Reindel. He has been with that firm since 1965. He has been a Lydall Director since 1992. Mr. Duffy serves as Chairman of the Pension Committee and as a member of the Corporate Governance Committee. He also served as a member of the Executive Committee, until it was dissolved.

David Freeman, 58, is a Professor of International Business at Central Connecticut State University. He is a retired Chairman and Chief Executive Officer of Loctite Corporation, which he joined in 1974. He became a member of Loctite’s Board of Directors in 1990, President of Loctite in 1991, and Chief Executive Officer in 1993. He was appointed Chairman of Loctite in April 1996. Mr. Freeman retired from Loctite in 2000. He became a Lydall Director in 1998. Mr. Freeman serves as Chairman of the Corporate Governance Committee and as a member of the Pension Committee. He also served as a member of the Nominating and Executive Committees, until they were dissolved.

Suzanne Hammett, 47, is a Managing Director and head of Credit Risk Policy for J.P. Morgan Chase & Co. She has been with the firm since 1977. During her career she has held positions within the Investment Bank, most recently as Chief of Staff for JPMorgan. Prior responsibilities included head of the Lending and Portfolio management group. Ms. Hammett is a member of the Investment Bank Operating Committee and is a Trustee of the JP Morgan Chase Trust Foundation. She became a Lydall Director in 2000. Ms. Hammett serves as a member of the Corporate Governance Committee and served on the Nominating Committee, until the latter was dissolved.

Christopher R. Skomorowski, 49, is the President and Chief Executive Officer of Lydall, a position he has held since December 1998. He has held a variety of management positions in both finance and marketing since joining Lydall in 1978. Prior to becoming CEO, Mr. Skomorowski was President of Lydall Westex, a position he had held since 1991.

He served as a rotating senior management Director from 1994 to 1995 and then became a member in 1998. Mr. Skomorowski served as Chairman of the Nominating Committee and as a member of the Executive Committee, until both Committees were dissolved.

Elliott F. Whitely, 59, is a retired President of Lydall Technical Papers, a position he held from 1987 through 1997. He joined Lydall Technical Papers in 1974 and later served as its Vice President of Development and Technology until he became its President. He served as a rotating senior management Director from 1993 to 1994 and 1996 to 1997. He joined the Board in 1998. Mr. Whitely served as a member of the Nominating Committee, until it was dissolved.

Roger M. Widmann, 63, was elected Chairman of the Board on December 29, 1998 and is a Principal of Tanner & Co., Inc., an investment banking firm, a position he has held since 1997. Formerly, Mr. Widmann was Senior Managing Director, Corporate Finance, of Chemical Securities, Inc. He joined Chemical Bank (now J.P. Morgan Chase & Co.) in May 1986. Prior to that, he had been a founder and Managing Director of First Reserve Corporation, an energy investment and finance firm, since 1981. Mr. Widmann has served as a Director of Weatherford Enterra, Inc. from 1984 to 1986 and has been a Lydall Director since 1974. Mr. Widmann serves as Chairman of the Compensation and Stock Option Committee and served on the Executive Committee, until the latter was dissolved.

Albert E. Wolf, 73, is a former Chairman of the Board of Checkpoint Systems, Inc., which manufactures and markets electronic security systems. Mr. Wolf was Chairman and Chief Executive Officer of Checkpoint Systems from 1972 until 1999 when he retired. He has been a Lydall Director since 1977. Mr. Wolf serves as a member of the Compensation and Stock Option Committee and the Audit Review Committee.

Current Directors who are retiring and are not nominees for election:

Lee A. Asseo, 65, is a retired Chairman of the Board and Chief Executive Officer of The Whiting Company, a manufacturer of synthetic fibers for the brush industry, which he joined in 1983. Mr. Asseo retired from The Whiting Company in 1996. He has been a Lydall Director since 1985. Mr. Asseo serves as a member of the Compensation and Stock Option Committee.

Robert E. McGill III, 71, is a retired Executive Vice President – Finance and Administration of Dexter Corporation, which he joined in 1975. Mr. McGill retired from Dexter in 1994. He was elected to Dexter’s Board of Directors in 1983, from which he retired in 1995. He serves as a Trustee of the Travelers Variable Annuities Mutual Funds. He became a Lydall Director in August 1999. Mr. McGill serves as a member of the Audit Review Committee.

ACTIVITIES OF THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES OF THE BOARD

The Board of Directors held five meetings during 2002. During 2002, each of the Directors attended at least 80 percent of the aggregate of all meetings of the Board and of all committees of which he or she was a member.

The Company’s Board of Directors currently has four standing committees: Audit Review, Compensation and Stock Option, Pension, and Corporate Governance. The Nominating and Executive Committees were dissolved during 2002 and a new Corporate Governance Committee was appointed, which assumed the responsibilities of the Nominating Committee.

The Audit Review Committee considers and reviews all matters connected with internal and external audit reports, the external auditor’s management report, and similar matters. See “Report of the Audit Review Committee” below. The Compensation and Stock Option Committee: (i) reviews the executive compensation of senior officers of the Company; (ii) approves various contracts with officers; and (iii) approves the granting of restricted stock awards, stock options and stock bonus awards to key employees pursuant to the Company’s equity and compensation plans. The Pension Committee considers matters concerning the retirement plans of the Company. Until its dissolution, the Nominating Committee recommended persons to be nominated as Directors and considered nominees recommended by stockholders. See “Stockholder Proposals and Nominations for Director” below. Those responsibilities have been transferred to the new Corporate Governance Committee. The Corporate Governance Committee: (i) considers shareholder proposed nominees for Director; (ii) reviews the composition of the Board to determine qualifications and expertise needed; (iii) nominates individuals to serve as Directors of the Company; and (iv) makes recommendations to the Board as to matters of corporate governance.

CORPORATE GOVERNANCE

ACTIVITIES

We have been reviewing our current corporate governance policies and practices, and comparing them to policies and practices suggested by organizations active in corporate governance; self-regulatory organizations, such as the New York Stock Exchange; and practices of other public companies. Based upon this review, we have adopted changes in our committee structures and formed a Corporate Governance Committee comprised of four independent Directors. We are also organizing existing policies into a Code of Ethics and Business Conduct. We will continuously strengthen our governance function by adopting practices or procedures proactively to serve the best interests of the stockholders and investing public. Additionally, we will adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and any rule changes made by the Securities and Exchange Commission and the New York Stock Exchange.

During 2002, the Audit Review Committee held seven meetings and acted by unanimous consent on one occasion; the Compensation and Stock Option Committee held three meetings; the Pension Committee held two meetings; the Corporate Governance Committee held four meetings; and the Executive and the Nominating Committees held no meetings.

DIRECTOR COMPENSATION

During 2002, outside Directors were paid $1,000 for each meeting of the Board of Directors attended, as well as $500 for any committee meeting held on a day other than the day on which a Board meeting was held. Currently, outside Directors are paid $1,000 for each meeting of the Board of Directors and $1,000 for each committee meeting held on a date other than a Board meeting date. In addition, in accordance with the 1992 Plan, each Director received an automatic grant of nonqualified stock options covering the lesser of 9,000 shares of Common Stock, or a number of shares of Common Stock having an aggregate fair market value on the date of grant equal to $100,000 (6,688 shares) on May 7, 2002.

If the 2003 Plan is approved, new Directors, upon joining the Board, will receive an automatic grant of nonqualified stock options covering the lesser of (i) 9,000 shares of Common Stock or (ii) a number of shares of Common Stock having an aggregate fair market value on the date of grant equal to $100,000. In addition, if the 2003 Plan is approved, on each Annual Meeting date, there will be an automatic grant of nonqualified stock options covering the lesser of (i) 3,000 shares of Common Stock or (ii) a number of shares of Common Stock having an aggregate fair market value on the date of grant equal to $33,333.

In addition to the foregoing, for services in 2002, each outside Director received a $16,000 cash retainer. In 2003, outside Directors will receive a retainer of $24,000. Under the 2003 Plan, the retainer will be paid in the form of unrestricted shares of Common Stock, 50 percent on June 30 and 50 percent on December 31 of each year.

Beginning in 2002, the Audit Review Committee members receive a cash retainer of $5,000 and the Chairman receives an additional retainer of $4,000 (for a total of $9,000). This is to reflect the added responsibilities of this Committee in complying with the Sarbanes-Oxley Act and the proposed New York Stock Exchange rules. The retainers will be paid 50 percent on June 30 and 50 percent on December 31 of each year.

From 1991 through 1996, the Company maintained a Deferred Compensation Plan for outside Directors and the Chairman (the “Deferred Compensation Plan”). The Deferred Compensation Plan was discontinued in 1996, and no further benefits will accrue thereunder. All Directors who participated in this plan will receive a lump-sum cash payment upon the later of the date they cease to serve as a Director or their attaining 62 years of age. For each of those Directors, the total amount of the payment will be equal to $3,000 for each full or partial calendar year of service as a Director completed prior to January 1, 1991, plus

$6,000 for each full or partial calendar year of service as a Director completed after December 31, 1990 through December 31, 1996. All benefits are fully vested. Under both the 1992 Plan and the proposed 2003 Plan, there is also an automatic grant each year of a nonqualified stock option covering 325 shares of Common Stock to each outside Director of the Company in lieu of any further accruals under the Deferred Compensation Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS WITH DIRECTORS

During 2002, Cahill Gordon & Reindel, of which Director W. Leslie Duffy is a partner, was engaged by the Company as special counsel for limited matters. The fees paid to Cahill Gordon & Reindel in 2002 totaled $1,653.

During 2002, Director Roger M. Widmann received $120,000 in cash compensation for his services as Chairman of the Board.

REPORT OF THE AUDIT REVIEW COMMITTEE

The Audit Review Committee focuses on three primary areas:

•	The Company’s compliance with applicable legal and regulatory requirements, including the Sarbanes-Oxley Act and the proposed New York Stock Exchange (“NYSE”) corporate governance rules;

•	The performance of the Company’s internal auditors and the independence and performance of the Company’s independent auditors; and

•	The Company’s internal controls, financial reporting process and financial statements.

During 2002, the three Directors who serve on the Committee were (and are) all “independent” for purposes of the NYSE’s proposed listing standards. The Board of Directors has determined that none of the Committee members have a relationship with the Company that may interfere with his independence from the Company and its management, and that Mr. Cooley, the Committee’s Chairman, is an “audit committee financial expert” as defined by the Securities and Exchange Commission.

The Board has adopted a written charter setting out the functions the Committee is to perform, which is currently being revised in light of the Sarbanes-Oxley Act and proposed NYSE rules.

Periodically, the Committee meets with management to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. The Committee also discusses these matters with the Company’s independent auditors, appropriate Company financial personnel, and internal auditors, both separately and jointly. Independent and internal auditors of the Company have unrestricted access to the Audit Review Committee.

For 2002, the Audit Review Committee recommended to the Board the appointment of the independent auditors and reviewed the independent auditors’ performance and their independence from the Company’s management. The Committee also pre-approves all non-audit services performed by the independent auditors.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls.

The independent auditors audit the annual financial statements prepared by management; express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America; and discuss with the Committee the Company’s significant accounting policies, accounting estimates and management judgments reflected in the financial statements, audit adjustments arising from the audit, and other matters in accordance with Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

This year, the Audit Review Committee reviewed the Company’s audited financial statements for the fiscal year ended December 31, 2002 and met with both management and PricewaterhouseCoopers LLP, the Company’s independent auditors, to discuss those financial statements. Management has represented to the Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Committee has received from, and discussed with, PricewaterhouseCoopers LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees,” relating to that firm’s independence from the Company.

Based on these reviews and discussions, the Committee has recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

Samuel P. Cooley, Chairman

Robert E. McGill III

Albert E. Wolf

AUDIT FEES

The aggregate fees paid to PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for 2002, and for the Company’s unaudited financial statements included in its quarterly filings on Form 10-Q for 2002, were $649,067.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

The aggregate fees billed for financial information systems design and implementation services rendered by PricewaterhouseCoopers LLP during fiscal year 2002 were $0.

ALL OTHER FEES

The total fees billed for all other non-audit services rendered by PricewaterhouseCoopers LLP during 2002, primarily including audits of the Company’s benefit plans and tax compliance services, were $530,245. The Audit Review Committee has considered whether the provision of these non-audit services is compatible with maintaining the independence of PricewaterhouseCoopers LLP and believes that the provision of such services does not compromise the independence of PricewaterhouseCoopers LLP.

SECURITIES OWNERSHIP OF DIRECTORS, CERTAIN

OFFICERS AND 5 PERCENT BENEFICIAL OWNERS

The following table lists, to the Company’s knowledge, the ownership of Common Stock and the nature of such ownership for: (a) each nominee for Director, (b) each Director not standing for election, (c) each officer named in the Summary Compensation Table who is not reported under a, (d) all executive officers and Directors of Lydall as a group, and (e) each person who beneficially owns in excess of 5 percent of the outstanding shares of Common Stock. Unless otherwise noted, each holder has sole voting and dispositive power with respect to the shares listed. All information is given as of March 1, 2003.

	Common Stock Beneficially Owned					Percent of Class(2)
Name	Direct		Indirect	Exercisable(1)	Total

(a)
S. P. Cooley	10,106			21,327	31,433	*
W. L. Duffy	12,106			21,327	33,433	*
D. Freeman	5,753			15,343	21,096	*
S. Hammett	3,145			7,074	10,219	*
C. R. Skomorowski	77,273		7,500	166,101	250,874	1.6
E. F. Whitely	53,623			20,818	74,441	*
R. M. Widmann	91,942		450	81,327	173,719	1.1
A. E. Wolf	30,216		2,000	21,327	53,543	*
(b)
L. A. Asseo	43,106		1,000	21,327	65,433	*
R. E. McGill III			5,376	7,242	12,618	*
(c)
R. S. Grupinski, Jr.	4,985			57,500	62,485	*
K. G. Lynch	14,340			56,500	70,840	*
W. A. Ruschmeyer	941		3,500	53,750	58,191	*
T. P. Smith	1,598			14,500	16,098	*
(d)
Directors and Executive Officers as a Group (16 persons)	361,844		19,826	599,838	981,508	6.1
(e)
T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	1,450,200	(3)				9.0

Wellington Management Company, LLP 75 State Street Boston, MA 02109	1,391,800	(4)				8.7

Dimensional Fund Advisors, Inc. 1299 Ocean Avenue 11th Floor Santa Monica, CA 90401	1,150,080	(5)				7.2

Goldman Sachs Asset Management 32 Old Slip New York, NY 10005	1,056,420	(6)				6.6

(1)	Exercisable under the Company’s stock incentive compensation plans.
(2)	* Indicates that the Director/Officer owns less than one percent of the outstanding shares of Common Stock.
(3)	As reported in Schedule 13G filed with the Securities and Exchange Commission on February 5, 2003. These securities are owned by various individual and institutional investors [including the T. Rowe Price Small-Cap Value Fund, Inc. which owns 1,250,000 shares, representing 7.8% of the shares outstanding] for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact the beneficial owner of such securities.
(4)	As reported in Schedule 13G filed with the Securities and Exchange Commission on February 12, 2003.
(5)	As reported in Schedule 13G filed with the Securities and Exchange Commission on February 11, 2003.
(6)	As reported in Schedule 13G filed with the Securities and Exchange Commission on February 11, 2003.

EXECUTIVE COMPENSATION

COMPENSATION AND STOCK OPTION COMMITTEE REPORT TO STOCKHOLDERS

Based on proposals by management, the Compensation and Stock Option Committee (the “Committee”) approves the compensation levels of Lydall’s senior executives. The Board of Directors ratifies the Committee’s decisions on compensation. The Committee also administers the Company’s Economic Value Added (“EVA”) cash bonus program and the Company’s stock incentive compensation plans.

All decisions by the Committee relating to the compensation of the Company’s senior executives are reviewed by the full Board of Directors, including decisions about awards under the Company’s stock-based compensation plans.

The Committee is guided by the following principles in determining the compensation level of the Chief Executive Officer as well as of the other senior executives, including those named in the Summary Compensation Table, whose base salaries are greater than $200,000.

PHILOSOPHY

Lydall links its executive compensation to the long-term goals and strategy of the Company, which are to improve the strength and profitability of Lydall and to protect and increase stockholder value through above-average, consistent performance.

The Committee’s executive compensation policies are designed to provide competitive levels of compensation that are closely integrated with the Company’s annual and long-term strategic goals. Lydall seeks to attract and retain the highest qualified executives by offering competitive levels of base compensation, as well as cash and stock-based incentive plans closely tied to the interests of its stockholders.

Senior executive compensation packages are intended to be consistent with those of executives in comparable positions with diversified manufacturers similar in size to Lydall. Because Lydall directly ties a large portion of its executive compensation to corporate performance, executives may be paid more in a year of particularly good results and less in a year of disappointing results.

The Committee believes that stock ownership by management serves to align management and stockholder interests. Therefore, the Company’s stock-based incentive plans are an important component of its executive compensation and are intended to retain and motivate executives to improve the long-term performance of the Company. The Committee also believes in aligning the cash bonus plan of the Company directly with the creation of stockholder value.

ELEMENTS OF COMPENSATION

The following describes each of the three components of Lydall’s executive compensation packages.

Base  Salary.    Base salary is compared with the competitive median for diversified manufacturers of similar size, as determined by independently published compensation surveys. Annual salaries for senior executives are reviewed by the Committee periodically. Adjustments are based on changes in competitive pay levels and the Committee’s assessment of the senior executive’s overall performance.

Effective January 1, 2003, the salaries of Mr. Skomorowski and Mr. Lynch were increased by 5 and 7.55 percent, respectively. Effective October 1, 2002, Mr. Grupinski’s salary was increased by 25 percent in connection with a promotion. Effective January 1, 2002, Mr. Ruschmeyer’s salary was increased by 15.39 percent.

Bonus  Compensation.    The bonus portion of Lydall’s executive compensation is a key component of its total compensation packages.

Lydall has adopted an EVA concept as the framework for its financial management and incentive compensation system. EVA is a measure of financial performance that is closely correlated with changes in stock market value. EVA generally is the profit achieved after subtracting a charge for the use of capital (including debt and equity) from the Company’s net operating profit after taxes.

Lydall’s EVA Incentive Bonus Program (the “Program”) is based on incremental EVA improvements year-over-year. It rewards sound decision-making based on long-term sustainable growth. The objective of the Program is to create a strong incentive for Lydall’s employees to increase stockholder value by allowing them to share in a portion of the increase.

Most full-time salaried and hourly employees of the Company are eligible to participate in the Program. Salaried employees of EVA Centers, which are either individual operations or groups of related businesses of Lydall, receive bonuses based 70 percent on the performance of their specific EVA Center and 30 percent on the performance of Lydall on a consolidated basis. Hourly employees receive bonuses based entirely on the performance of their specific EVA Center. Bonuses for employees of the Lydall World Headquarters are based solely on the performance of Lydall on a consolidated basis.

        Companywide, the amounts for  individual awards range from 5 percent to 70 percent of base salary (“target percentage”) if pre-determined targets are met. The amount of the award, however, can be more or less if targets are exceeded or not met, respectively.  In 2002, Mr. Skomorowski, Mr. Ruschmeyer and Mr. Smith had target percentages of 70%, 60% and 40%, respectively. Mr. Grupinski and Mr. Lynch both had target percentages of 50 percent in 2002. As a result of the performance of their specific EVA centers during 2002, Messrs. Skomorowski, Ruschmeyer, Grupinski, Lynch and Smith received respective bonuses equal to 45%, 39%, 13%, 35% and 26% of their respective salaries in the first quarter of 2003.

Stock Option Awards.    The Committee has granted stock options for the purpose of further linking executive compensation to long-term performance by facilitating appropriate levels of stock ownership by its executives. Option grants are based on comparison studies of executive stock ownership in other public companies similar in size to Lydall and individual performance. In addition to the senior executives named in the Summary Compensation Table, a significant number of Lydall’s managers participate in the Company’s stock option program.

Stock options are granted at the prevailing market price on the grant date and will only appreciate in value if the Company’s stock price increases above the grant price. Generally, option grants vest over four years and individuals must be employed by the Company at the time of vesting in order to exercise the options. Mr. Skomorowski received one option grant covering 6,688 shares of Common Stock in 2002. None of the other named executives received stock option grants in 2002.

LIMITATION ON DEDUCTIBILITY OF

EXECUTIVE COMPENSATION

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally denies a publicly held corporation, such as the Company, a federal income tax deduction for compensation in excess of $1 million per year paid or accrued for its chief executive officer or any of its four other most highly compensated executive officers. Certain “performance-based” compensation is not subject to the limitation on deductibility provided that certain stockholder approval and independent director requirements are met.

As no Company executive officer’s compensation exceeded $1 million per year, the Committee does not believe that the deductibility limitation is applicable. The Committee will continue to review the situation in light of the regulations and future events with the objective of achieving deductibility to the extent appropriate.

Roger M. Widmann, Chairman

Lee A. Asseo

Albert E. Wolf

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

All members of the Compensation and Stock Option Committee are Outside Directors. No executive officer of the Company has served as a Director or a member of a compensation committee of which any member of the Compensation and Stock Option Committee is an executive officer. During 2002, Director Roger M. Widmann received $120,000 in cash compensation for his services as Chairman of the Board.

PERFORMANCE GRAPH

The following graph compares the cumulative total return on the Company’s shares over the past five years with the cumulative total return on shares of companies comprising the Standard & Poor’s SmallCap 600 Index and the Russell 2000 Index. Cumulative total return is measured assuming an initial investment of $100 on December 31, 1997, including reinvestment of dividends.

Due to the diversity of niche businesses that Lydall participates in, it is difficult to identify a reasonable peer group or one industry or line-of-business index for comparison purposes. Thus, Lydall has chosen to compare its performance to the Standard & Poor’s SmallCap 600 Index and the Russell 2000 Index, both of which include Lydall as a constituent.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

AMONG LYDALL, INC., THE S&P SMALLCAP 600 INDEX

AND THE RUSSELL 2000 INDEX

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

SUMMARY COMPENSATION TABLE

The following table shows the compensation either paid or awarded by the Company for each of the three years ended December 31, 2000, 2001 and 2002 to the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers who were serving as executive officers as of December 31, 2002.

		Annual Compensation				Long-Term Compensation
						Awards	Payouts
Name And Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)(1)	Securities Underlying Options/SARs (#)	All Other Compensation ($)(2)

C.R. Skomorowski	2002	400,000		180,601	6,737	6,688/0	16,985
President, CEO	2001	400,000		0	9,750	90,000/0	17,835
and Director	2000	350,000		212,100	8,175	80,000/0	24,471

W.A. Ruschmeyer	2002	375,000		145,600	16,470	0	29,099
Executive VP-Finance	2001	325,000		0	14,377	80,000/0	23,595
and Administration, CFO	2000	308,892	(3)	164,125	11,646	67,500/0	18,549

R.S. Grupinski, Jr.	2002	255,000		32,805	5,496	0	14,542
Group President	2001	240,000		55,400	5,496	50,000/0	11,642
	2000	210,000		97,965	5,019	35,000/0	10,913

K.G. Lynch	2002	265,000		93,218	10,141	0	20,013
Group President	2001	265,000		0	10,141	40,000/0	17,113
	2000	220,000		129,580	8,797	35,000/0	48,619

T.P. Smith	2002	180,000		46,322	4,214	0	13,046
V.P.-Controller	2001	166,400		0	3,975	25,000/0	10,647
	2000	106,667		43,093	2,029	16,500/0	2,800

(1)	None of the named executive officers received perquisites or other personal benefits, securities or property worth an aggregate dollar value that was greater than either $50,000 or 10 percent of his total annual salary and bonus, as reported above.

(2)	The items reported in column (i) for 2002 include amounts paid on behalf of the named individuals by the Company for:

Defined Contribution Plan (401(k) Plan includes Profit Sharing Component):

C.R. Skomorowski ($8,000); W.A. Ruschmeyer ($8,000); R.S. Grupinski, Jr. ($8,000); K.G. Lynch ($8,000); and T.P. Smith ($7,200).

The Employee Stock Purchase Plan:

C.R. Skomorowski ($600); W.A. Ruschmeyer ($600); R.S. Grupinski, Jr. ($600); K.G. Lynch ($600); and T.P. Smith ($600).

Life Insurance Premiums:

C.R. Skomorowski ($8,385); W.A. Ruschmeyer ($20,499); R.S. Grupinski, Jr. ($5,942); K.G. Lynch ($11,413); and T.P. Smith ($5,246).

(3)	In 2000, $51,600 of $308,892 reported as salary was paid to Mr. Ruschmeyer as consulting fees prior to his becoming an employee on March 16, 2000.

PLAN DESCRIPTIONS

DEFINED BENEFIT PENSION PLAN

The Company provides a noncontributory, “career average” defined benefit pension plan (the “Pension Plan”) to most salaried employees. The Pension Plan provides that benefits, in the amount of 2 percent of the participant’s annual eligible earnings (subject to limitations imposed by the Internal Revenue Code), will accrue annually. The Pension Plan benefits are not determined primarily by final or average final compensation. The Company pays the entire cost of the Pension Plan, which is administered by a committee appointed by the Board of Directors.

A participant’s compensation, for purposes of determining pension benefits, is the participant’s W-2 compensation (less bonus and other similar compensation payments) plus pretax employee contributions to the pretax plans of Lydall.

The normal retirement age under the Pension Plan is 65 and actuarially reduced benefits are available at age 55 if the participant has ten years of service. Messrs. Skomorowski, Ruschmeyer, Grupinski, Lynch and Smith are expected to receive annual benefits upon retirement at normal retirement age (assuming they work until age 65 and receive salary increases of 4.5 percent per year) in the amounts of $129,382, $74,800, $173,799, $106,904 and $121,434, respectively. These amounts are not subject to any further reductions for Social Security benefits or for any other offset amounts.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The Company has a supplemental retirement plan intended to provide retirement benefits supplementing those provided under other Company-related retirement plans to certain officers. Messrs. Skomorowski and Ruschmeyer are participants. Upon retirement, and for a period of up to fifteen years, a participant is entitled to receive a monthly retirement benefit.

That benefit is limited to a maximum of 60 percent of the participant’s final average pay, less the participant’s benefits (attributable to Company contributions) under all of the Company’s qualified plans.

Participants are deemed vested in the supplemental benefits when they have attained age 55 and the sum of their age and service equals or exceeds 70. No participant named in the Summary Compensation Table is vested. Messrs. Skomorowski and Ruschmeyer are estimated to receive annual benefits upon retirement at normal retirement age in the amount of $205,200 and $202,026, respectively.

STOCK OPTION TABLES

The following table provides information regarding stock options granted during 2002 to the officers named in the Summary Compensation Table. In accordance with Securities and Exchange Commission rules, the values assigned to each reported option are shown using gains based on assumed rates of annual compound stock price appreciation of 5 percent and 10 percent from the date the options were granted over the full option term.

In assessing these values, it should be kept in mind that no matter what theoretical value is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company’s stock at a future date, and that value will depend on the efforts of such executives to foster the future success of the Company for the benefit of not only the executives, but all stockholders.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (*)
Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise of Base Price ($/Sh)	Expira- tion Date	5% ($)	10%($)

C.R. Skomorowski	6,688(1)/0	7.28/0	14.95	05/06/12	62,880	159,351

W.A. Ruschmeyer	0/0	0/0	0		0	0

R.S. Grupinski, Jr.	0/0	0/0	0		0	0

K.G. Lynch	0/0	0/0	0		0	0

T.P. Smith	0/0	0/0	0		0	0

(*)	These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions.

(1)	Exercisable 25% on 05/07/03; 50% on 05/07/04; 75% on 05/07/05; and 100% on 05/07/06. Options expire in ten years and vesting is accelerated upon a Change of Control.

The following table shows stock option exercises by the named officers during 2002, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2002. Also reported are the values for “in-the-money” options, which represent the positive spread between the exercise price of any such existing stock options and the market price of Lydall’s Common Stock at December 31, 2002.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR

AND FY-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/SARs at FY-End	Value of Unexercised In-the-Money Options/SARs at FY-End
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable (#)	Exercisable/ Unexercisable ($)

C.R. Skomorowski	0	0	183,601/121,438	174,370/180,525

W.A. Ruschmeyer	0	0	53,750/93,750	91,453/143,453

R.S. Grupinski, Jr.	250	1,038	54,500/57,500	56,793/84,500

K.G. Lynch	7,800	9,235	52,125/49,375	51,075/74,750

T.P. Smith	0	0	14,500/27,000	18,894/35,144

TRANSACTIONS WITH MANAGEMENT

The Company has entered into employment agreements with Messrs. Skomorowski, Ruschmeyer, Grupinski, and Lynch. All agreements, with the exception of that of Mr. Ruschmeyer, are dated March 1, 2000 and were amended on August 1, 2000. Mr. Ruschmeyer’s agreement is dated March 16, 2000 and was amended on August 1, 2000. These agreements provide, among other things, for benefits in the event of the termination of the employee by the Company other than for “cause” (as defined in the agreements) or by the employee for “good reason” (as defined in the agreements).

For all agreements except Mr. Skomorowski’s, if a termination without “cause” or for “good reason” occurs more than twelve months following a “Change of Control” of the Company, the termination benefits would include: (i) a severance benefit equal to the sum of the employee’s annual base salary and the average of the three annual incentive bonuses earned in the three years preceding termination, paid over twelve months; (ii) continued coverage under the Company’s medical, dental and life insurance plans for up to twelve months, subject to any required employee contributions; and (iii) outplacement services.

Mr. Skomorowski’s agreement provides that termination under the same circumstances would include the following benefits: (i) a severance benefit equal to two times the sum of his annual base salary and average annual incentivebonus, payable in a lump sum; (ii) continued coverage under the Company’s medical, dental, life insurance, and long-term disability plans, if commercially available, for eighteen months, subject to any required employee contributions; (iii) supplemental benefits under the Company’s tax-qualified pension plan and supplemental executive retirement plan as if he had eighteen additional months of service; (iv) outplacement services; (v) car allowance; and (vi) tax grossup, for benefits subject to excise tax, if any.

If a termination without “cause” or for “good reason” occurs within twelve months following a “Change of Control” of the Company, the termination benefits would include for all those with employment agreements other than Mr. Skomorowski: (i) a severance benefit equal to two times the sum of the employee’s annual base salary and average annual incentive bonus, payable in a lump sum; (ii) a pro-rata portion of the employee’s maximum bonus opportunity for the year of termination of employment; (iii) continued coverage under the Company’s medical, dental, life insurance and (if reasonably commercially available) long-term disability plans for up to twenty-four months, subject to any required employee contributions; (iv) supplemental benefits under the Company’s tax-qualified pension plan and supplemental executive retirement plan as if the employee had two additional years of service; (v) vesting in stock options and restricted stock; and (vi) certain other benefits.

Mr. Skomorowski’s agreement provides that, if such a termination were to occur within twelve months following a “Change of Control” of the Company, the termination benefits would include: (i) a severance benefit equal to three times the sum of his annual base salary rate and average annual incentive bonus, payable in a lump sum; (ii) a pro-rata portion of his maximum bonus opportunity for the year of termination of employment; (iii) continued coverage under the Company’s medical, dental, life insurance and, if commercially available, long-term disability plans for up to thirty-six months, subject to any required employee contributions; (iv) supplemental benefits under the Company’s tax-qualified pension plan and supplemental executive retirement plan as if he had three additional years of service; (v) vesting in stock options and restricted stock; and (vi) certain other benefits. If any payments or benefits for Mr. Skomorowski are subject to the federal excise tax on “excess parachute payments,” Mr. Skomorowski will receive, under his employment agreement, an additional payment in an amount designed to put him in the same after-tax position as if the excise tax had not been imposed.

The employment agreements define a “Change of Control” to mean: (i) the acquisition by a third party of at least 25 percent of the total voting power of all classes of the Company’s stock; (ii) the election to the Board of a majority of Directors who were not approved by a majority of current Directors; or (iii) a shareholder approved plan of complete liquidation, an agreement for the sale or other disposition of all or substantially all of the assets of the Company, or an agreement for the merger or consolidation of the Company resulting in substantially new ownership.

The Company has also entered into an agreement with Mr. Smith dated May 1, 2000. The agreement is intended to provide for continuity of management in the event of a change of control of the Company. The agreement generally provides for severance benefits in the event that Mr. Smith is terminated within twelve months following a “Change of Control,” unless the termination is for “cause,” as defined in the agreement. The agreement defines a “Change of Control” of the Company as: (a) beneficial ownership by a third party of at least 25 percent of total voting power of all classes of stock of the Company; (b) the election to the Board of a majority of Directors who were not approved by a majority of current Directors; (c) a shareholder approved liquidation of the Company; (d) a merger or consolidation of the Company; or (e) a sale or disposition of all or substantially all of the assets of the Company. The benefits which Mr. Smith would receive under the agreement include severance equal to two times the sum of his base salary and the average of the three highest annual bonuses paid in the previous five years; the maximum bonus for which he was eligible in the year of termination, and two years of medical, dental, life and long-term disability insurance coverage.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the

Company’s Directors, executive officers and persons who beneficially own more than 10 percent of the Company’s stock to file certain reports with the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange concerning their beneficial ownership of the Company’s equity securities. Applicable SEC regulations also require such persons to furnish the Company with copies of all such reports. Based solely on a review of the copies of such reports furnished to the Company as of the date of this Proxy Statement, or written representations that no reports were required, the Company believes that, during 2002, all filing requirements applicable to its Directors, officers and greater than 10 percent stockholders were satisfied.

APPOINTMENT OF AUDITORS

The Board of Directors approved, upon recommendation of the Audit Review Committee, the retention of PricewaterhouseCoopers LLP as independent auditors for the Company for the year ended December 31, 2002. It is expected that the Audit Review Committee will appoint PricewaterhouseCoopers LLP as the Company’s independent auditors for the current year. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Proposals of stockholders of the Company that are intended to be presented at the Annual Meeting to be held in 2004, and which stockholders desire to have included in the Company’s proxy materials relating to such meeting, must be received by the Company no later than November 27, 2003, which is 120 calendar days prior to the first anniversary of the mailing date for this year’s Proxy Statement, and must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the Proxy Statement for that meeting.

Under the Company’s By-laws, no business, including the nomination of persons for election to the Board of Directors of the Company, may be brought before an Annual Meeting of Stockholders, except as set forth in the notice of the meeting or as otherwise brought before the meeting by, or at the direction of, the Board of Directors or by a stockholder who has delivered a timely written notice to the Company containing certain specified information. The notice must contain certain specified information about each item of business that the stockholder proposes for consideration or with respect to each person whom the stockholder proposes to nominate for election or reelection as a Director, whichever the case may be. These requirements are separate and distinct from, and are in addition to, the SEC requirements (described above) that a stockholder must meet in order to have a stockholder proposal included in the Company’s Proxy Statement. To be timely under the Company’s By-laws, a stockholder’s notice for the 2004 Annual Meeting must be received by the Company on or before March 9, 2004, but no earlier than February 8, 2004 (the “By-law Deadline”), which is the period not less than sixty days, nor more than ninety days prior to the first anniversary of this year’s Annual Meeting.

Any stockholder proposal or nomination which does not comply with the procedures set forth in the By-laws (including the By-law Deadline) will be disregarded and the stockholder will not be permitted to present the proposal at the Annual Meeting to be held in 2004. A copy of the By-law provisions discussed in this paragraph have previously been filed as Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q dated November 12, 1999 and may be obtained by writing to the Company at its principal executive offices located at One Colonial Road, P.O. Box 151, Manchester, Connecticut 06045-0151, Attention: Corporate Secretary.

OTHER MATTERS

The Board of Directors does not know of other matters which may come before the meeting. However, if other matters are properly presented at the meeting, it is the intention of the proxy committee to vote, or otherwise to act, in accordance with their judgment on such matters.

Copies of the Company’s Annual Report on Form 10-K for the fiscal year 2002 will be provided without charge, upon request. Requests may be directed to: Vice President-Investor Relations, Lydall, Inc., One Colonial Road, P.O. Box 151, Manchester, Connecticut 06045-0151.

EXHIBIT A

LYDALL

2003 STOCK INCENTIVE COMPENSATION PLAN

ARTICLE I

PURPOSE

Purpose.    The purpose of the Lydall 2003 Stock Incentive Compensation Plan (the “Plan”) is to further the growth and prosperity of the Company and its Subsidiaries by enabling the Company to offer incentive awards to its employees, officers, Directors and consultants, whose past, present and/or potential contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company. The various types of long-term incentive awards that may be provided under the Plan are designed to enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

ARTICLE II

ADMINISTRATION

2.1    Committee Membership.    The Plan shall be administered by the Committee, the members of which shall be “Non-Employee Directors” as defined in Rule 16b-3 promulgated under the Exchange Act, and “Outside Directors” within the meaning of Section 162(m) of the Code. In addition, the members of the Committee shall satisfy the independence requirements of the New York Stock Exchange.

2.2    Powers of the Committee.    The Committee shall have full authority to award, pursuant to the terms of the Plan: (i) Stock Options; (ii) Restricted Stock; (iii) Performance Shares; and/or (iv) Stock Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

(a)  to select the officers, employees, Directors and consultants of the Company or any Subsidiary to whom Stock Options, Restricted Stock, Performance Shares, and/or Stock Awards may from time to time be awarded hereunder;

(b)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the number of shares, exercise price or types of consideration paid upon exercise of a Stock Option, such as other securities of the Company or other property, any restrictions or limitations on an award, such as performance criteria, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

(c)  to determine the Performance Goals, Performance Objectives and Performance Period for any grant of Performance Shares or the performance criteria or other factors which need to be attained for the vesting of an award granted hereunder, and to determine whether the Performance Objectives, performance criteria or other factors have been satisfied; and

(d)  to alter or amend the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, any such alteration or amendment that would alter the terms and conditions of an Incentive Stock Option so as to convert it into a Nonqualified Stock Option); provided, however, that no such alteration or amendment that would impair the rights of a Holder under any Agreement theretofore entered into hereunder may be made by the Committee without the Holder’s consent.

Notwithstanding the foregoing, the Committee shall not have the power or authority to make or amend any award or interpret the Plan or any Agreement in any manner that would violate the prohibition on repricing in Section 2.5 hereof or the prohibition on extensions of credit in Section 2.6 hereof.

2.3    Interpretation of Plan.

(a)  Committee Authority.    Subject to Article IX below, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all Agreements relating thereto), and to otherwise supervise the administration of the Plan.

(b)  Incentive Stock Options.    No term or provision of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code.

2.4    Delegation by Committee.    Except to the extent prohibited by applicable law or the applicable rules of any stock exchange on which the Common Stock is listed, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it; provided, however, that the Committee shall not delegate its responsibility with respect to: (i) any award to any Director or executive officer of the Company; (ii) any award intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code; or (iii) the certification as to the satisfaction of any performance criteria in accordance with Section 162(m) of the Code. Any allocation or delegation of responsibilities or powers may be revoked by the Committee at any time.

2.5    Prohibition Against Repricing.    The exercise price of an outstanding Option granted under the Plan may not be decreased after the date of grant, nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower exercise price, except as provided in Section 3.3 hereof (relating to the adjustment of awards upon changes in the capitalization of the Company).

2.6    Prohibition Against Loans.    Anything in the Plan to the contrary notwithstanding, neither the Company nor any Subsidiary shall, directly or indirectly, extend any credit, or arrange for the extension of any credit, in the form of a personal loan to any officer, employee, Director or consultant of the Company or any Subsidiary for the purpose of obtaining the benefits of any award under the Plan.

ARTICLE III

STOCK SUBJECT TO PLAN

3.1    Number of Shares.    The total number of shares of Common Stock reserved and available for issuance under the Plan shall be 1,500,000 shares of Common Stock, subject to adjustment as provided in Section 3.3 below. Shares of Common Stock under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Common Stock that have been granted pursuant to a Stock Option cease to be subject to a Stock Option, or if any shares of Restricted Stock or Performance Shares are forfeited or any award otherwise terminates without a payment being made to the Holder in the form of Common Stock, such shares shall again be available for distribution in connection with future grants and awards under the Plan.

3.2    Additional Restrictions.    Subject to the provisions of Section 3.3 below, the following additional maximums are imposed under the Plan:

(a)  The maximum number of shares of Common Stock that may be issued pursuant to Options that are intended to be Incentive Stock Options shall be 1,000,000 shares;

(b)  The maximum number of shares of Common Stock that may be covered by awards granted to any one individual under Article V (relating to Stock Options) shall be 250,000 shares during any one calendar-year period; and

(c)  For any award of Restricted Stock or Performance Shares that are intended to be “performance based compensation” (as that term is used for purposes of §162(m) of the Code), no more than 250,000 shares of Common Stock may be subject to such awards granted to any one individual during any one calendar year period.

(d)  The maximum number of shares of Common Stock that may be issued as Restricted Stock, Performance Shares and Stock Awards combined, shall be 300,000 shares.

3.3    Adjustment Upon Changes in Capitalization, Etc.    In the event of any dividend payable in shares of Common Stock, or any stock split or reverse stock split of the Common Stock, any then outstanding awards granted under the Plan shall be appropriately adjusted in such a manner as to preserve the economic benefits or potential economic benefits of such awards and the aggregate number of shares of Common Stock then reserved for issuance under the Plan, or permitted to be issued under various types of awards as provided in Section 3.2 hereof, shall be similarly adjusted. In the event of any merger, reorganization, consolidation, dividend (other than a cash dividend or a stock dividend covered by the preceding sentence) payable on shares of Common Stock, combination or exchange of shares, or other extraordinary or unusual event which results in a change in the shares of Common Stock of the Company as a whole, the Committee shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of any award or the aggregate number of shares of Common Stock then reserved for issuance under the Plan. Any such adjustments shall be made by the Committee, whose determination shall be final, binding and conclusive.

ARTICLE IV

ELIGIBILITY

4.1    General.    Awards may be made or granted to employees, officers, Directors and consultants, whose past, present and/or potential contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, to give them an opportunity to acquire a proprietary interest in the Company.

4.2    Incentive Stock Options.    No Incentive Stock Option shall be granted to any person who is not an employee of the Company or a Subsidiary at the time of grant.

ARTICLE V

STOCK OPTIONS

5.1    Grant and Exercise.    Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve. The Committee shall have the authority to grant Incentive Stock Options or Nonqualified Stock Options, or both types of Stock Options, which may be granted alone or in addition to other awards granted under the Plan. To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, it shall constitute a separate Nonqualified Stock Option.

5.2    Terms and Conditions.    Stock Options granted under the Plan shall be subject to the following terms and conditions:

(a)  Option Term.    The term of each Stock Option shall be fixed by the Committee; provided, however, that a Stock Option may be granted only within the ten-year period commencing from the Effective Date and may only be exercised within ten years of the date of grant (or five years in the case of an Incentive Stock Option granted to an optionee who, at the time of grant, owns Common Stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company (a “10% Stockholder”)).

(b)  Exercise Price.    The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and may not be less than 100 percent of the Fair Market Value on the day of grant; provided, however, that the exercise price of an Incentive Stock Option granted to a 10% Stockholder shall not be less than 110 percent of the Fair Market Value on the date of grant.

(c)  Exercisability.    Stock Options shall be exercisable in four equal annual installments commencing as of the first anniversary of the date of grant or at such time or times and subject to such terms and conditions as shall be determined by the Committee and as set forth in Article VIII, below. The Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee shall determine, on a case by case basis.

(d)  Method of Exercise.    Subject to whatever installment exercise and vesting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by:

(i)  a cash payment equal to the aggregate exercise price;

(ii)  Mature Shares having a Fair Market Value equal to the aggregate exercise price;

(iii)  an election to make a cashless exercise through a registered broker-dealer; and/or

(iv)  any other form of payment which is acceptable to the Committee.

Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof. Payments in the form of Mature Shares shall be valued at the Fair Market Value of the Common Stock on the date prior to the date of exercise. Such payments shall be made by physical delivery of stock certificates in negotiable form (or, in the discretion of the Committee, by electronic delivery in any manner acceptable to the Committee) that is effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances. Payments in the form of a cashless exercise shall be made by authorizing a third-party broker-dealer to sell all or a portion of the shares of Common Stock acquired upon exercise of the Option, and to remit to the Company a sufficient portion of the sale proceeds to pay the aggregate exercise price and any applicable tax withholding resulting from such exercise. Unless otherwise determined by the Committee at or after the time of grant, the Company shall not issue any shares of Common Stock acquired upon the cashless exercise of an Option until the Holder or the third-party broker-dealer shall deliver (or cause to be delivered) to the Company the aggregate exercise price and any applicable tax withholding amount. A Holder shall have none of the rights of a stockholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

(e)  Transferability.    Except as may be set forth in any Agreement relating to a Nonqualified Stock Option, no Stock Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder’s lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder’s guardian or legal representative).

(f)  Termination by Reason of Death.    Subject to the provisions of Section 11.3, below, and unless otherwise determined by the Committee and set forth in the Agreement, if a Holder is an employee of the Company or a Subsidiary at the time of grant and if a Holder’s employment by the Company or a Subsidiary terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on or prior to the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(g)  Termination by Reason of Disability.    Subject to the provisions of Section 11.3, below, and unless otherwise determined by the Committee and set forth in the Agreement, if a Holder is an employee of the Company or a Subsidiary at the time of grant and if a Holder’s employment by the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on or prior to the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify at the time of grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(h)  Other Termination.    Subject to the provisions of Section 11.3, below, and unless otherwise determined by the Committee and set forth in the Agreement, if a Holder is an employee of the Company or a Subsidiary at the time of grant and if such Holder’s employment by the Company or any Subsidiary terminates for any reason other than death or Disability, the Stock Option shall thereupon automatically terminate, except that if the Holder’s employment is terminated by the Company or a Subsidiary without cause or due to Normal Retirement, then the portion of such Stock Option that has vested on or prior to the date of termination of employment may be exercised for the lesser of three months (or, in the case of a Nonqualified Stock Option, one year) after termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(i)  Additional Incentive Stock Option Limitation.    In the case of an Incentive Stock Option, the aggregate Fair Market Value (on the date of grant of the Option) of the shares of Common Stock with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year (under all plans of the Company and its Parent and Subsidiaries) shall not exceed $100,000.

(j)  Buyout and Settlement Provisions.    The Committee may, in its sole discretion, offer to repurchase a Stock Option previously granted, in circumstances such as a Change in Control or in a termination of employment where the Committee believes the circumstances merit special treatment, and not in the ordinary course of business, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

ARTICLE VI

RESTRICTED STOCK

6.1    Grant.    Shares of Restricted Stock may be awarded either alone or in addition to other awards granted under the Plan and may be in the form of Performance Shares. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the duration of the Restriction Period, variances to the vesting schedule and rights to acceleration thereof, performance criteria (if any) and all other terms and conditions of the awards.

6.2    Terms and Conditions.    Each award of Restricted Stock shall be subject to the following terms and conditions:

(a)  Certificates.    Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the Agreement.

(b)  Rights of Holder.    Shares of Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder shall have the right to vote such shares of Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such shares of Restricted Stock, except that: (i) the Holder shall not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company shall retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (iii) the Company shall retain custody of all Retained Distributions made or declared with respect to the Restricted Stock, subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock, until such time, if ever, as the Restricted Stock shall have become vested and the Restriction Period shall have expired; and (iv) a breach by the Holder of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions shall cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

(c)  Vesting; Forfeiture.    Upon the expiration of the Restriction Period with respect to any shares of Restricted Stock, and the satisfaction of any other applicable restrictions, terms and conditions set forth in the applicable Agreement: (i) such shares of Restricted Stock shall become vested and (ii) any Retained Distributions with respect to such Restricted Stock shall become vested. Any shares of Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited. Subject to the terms of Article VIII below, the Restriction Period shall not be less than three years, unless otherwise determined by the Committee at or after the date of grant.

6.3    Performance Shares.    The Committee may, in its sole discretion, grant Performance Shares which are restricted by corporate performance criteria identified by the Committee and set forth in the Agreement. If the Performance Shares are intended to constitute “qualified performance compensation” within the meaning of Section 162(m) of the Code:

(a)  The Committee shall determine the applicable Performance Period and establish the Performance Goals and Performance Objectives for such Performance Period prior to, or reasonably promptly following, the inception of a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the date that is ninety days after the commencement of the Performance Period or the day prior to the date on which 25 percent of the Performance Period has elapsed; and

(b)  Following the completion of each Performance Period, the Committee shall certify in writing, in accordance with the requirements of Section 162(m) of the Code to the extent applicable, whether the Performance Objectives and other material terms of the award of Performance Shares have been achieved or not. Unless the Committee otherwise determines, the Performance Shares shall not vest until the Committee makes the certification specified in this Section 6.3 (b).

ARTICLE VII

AUTOMATIC AWARDS TO OUTSIDE DIRECTORS

7.1    Stock Awards to Outside Directors in Lieu of Annual Cash Retainers.    On June 30 and December 31 of each year during the term of the Plan, each person then serving as an Outside Director of the Company shall automatically receive a Stock Award consisting of that number of whole shares of Common Stock obtained by dividing 50 percent of the Annual Cash Retainer Amount then in effect by the Fair Market Value of a share of Common Stock as of the date of grant, in each case rounded upward to the nearest number of whole shares. The Stock Award contemplated by this Section 7.1 shall be granted in lieu of any annual cash retainer otherwise payable to Outside Directors. No automatic awards, however, will be made prior to stockholder approval of the Plan.

7.2    Nonqualified Stock Options Granted to Outside Directors in Lieu of Cash-Based Retirement Benefits.

(a)  On the date of the Annual Meeting of each year during the term of the Plan, each person then serving as an Outside Director of the Company shall automatically receive a Nonqualified Stock Option to purchase 325 shares of Common Stock. No automatic awards, however, will be made prior to stockholder approval of the Plan.

(b)  The exercise price per share of Common Stock under a Nonqualified Stock Option granted under this Section 7.2 shall be the Fair Market Value of a share of Common Stock as of the date each such Nonqualified Stock Option is granted.

(c)  Each Nonqualified Stock Option granted under this Section 7.2 shall become exercisable in three equal annual installments commencing as of the first anniversary of the date of grant and shall be exercisable until the earlier of ten years from the date of grant or the expiration of the three-year period provided in paragraph (d) below.

(d)  Whenever a recipient of a Nonqualified Stock Option granted under this Section 7.2 ceases to be a Director of the Company for any reason whatsoever, all outstanding Nonqualified Stock Options granted under this Section 7.2, then held by such person, shall continue to vest and be exercisable in whole or in part for a period of three years from the date on which such person ceases to be a Director of the Company; provided, however, that, in no event, shall any such Nonqualified Stock Option be exercisable beyond the ten-year term of the Option specified in paragraph (c) above.

(e)  Each Nonqualified Stock Option granted under this Section 7.2 shall be subject to the provisions of Section 5.2(d), (e) and (j) hereof.

7.3    Additional Automatic Awards to Directors.

(a)  Effective as of the close of business on the day on which the Annual Meeting of Stockholders of the Company is held, each person then serving as an Outside Director of the Company shall automatically receive a Nonqualified Stock Option covering the lesser of 3,000 shares of Common Stock or a number of shares of Common Stock having an aggregate Fair Market Value on the date of grant equal to $33,333. Each person who is first elected a Director of the Company after the Effective Date of the Plan, and who qualifies as an Outside Director, also shall be granted, automatically upon such election, a Nonqualified Stock Option covering the lesser of 9,000 shares of Common Stock or a number of shares of Common Stock having an aggregate Fair Market Value on the date of grant equal to $100,000.

(b)  The exercise price per share of Common Stock under a Nonqualified Stock Option granted under this Section 7.3 shall be the Fair Market Value of a share of Common Stock as of the date each such Nonqualified Stock Option is granted.

(c)  Each Nonqualified Stock Option granted under this Section 7.3 shall become exercisable in four equal annual installments commencing as of the first anniversary of the date of grant, provided the Holder of such Nonqualified Stock Option is a Director of the Company on such anniversary, and shall be exercisable until the earlier of ten years from the date of grant or the expiration of the applicable period specified in paragraph (d) or (e) below.

(d)  Each Nonqualified Stock Option granted under this Section 7.3 to an Outside Director of the Company shall terminate if and when the optionee shall cease to serve as a Director of the Company, except as follows:

(i)  If the optionee has continuously served as a Director of the Company for at least one year from the date of grant of a Nonqualified Stock Option and dies (x) while serving as a Director of the Company or (y) during any period after having ceased to be a Director when the Nonqualified Stock Option would otherwise be exercisable under subparagraph (ii) below, the Nonqualified Stock Option theretofore granted to such person may be exercised by a representative of such person’s estate; provided that such Nonqualified Stock Option may be exercised only within six months after the date of death and prior to the expiration date specified in such Nonqualified Stock Option;

(ii)  If the optionee ceases for any reason (other than death) to be a Director of the Company subsequent to one year from the date of grant, such Nonqualified Stock Option may be exercised within three months from the date of such cessation and prior to the expiration date specified in such Nonqualified Stock Option; and

(iii)  No Nonqualified Stock Option may be exercised for more than the number of shares for which the optionee might have exercised such Option at the time such optionee ceased for any reason to be a Director of the Company.

(e)  Each Nonqualified Stock Option granted under this Section 7.3 shall be subject to the provisions of Section 5.2(d), (e) and (j) hereof.

ARTICLE VIII

ACCELERATED VESTING & BUYOUT OF AWARDS UPON A CHANGE IN CONTROL

8.1    Accelerated Vesting and Exercisability.    Upon the occurrence of a Change in Control of the Company, the vesting periods of any and all Stock Options and other awards granted and outstanding under the Plan shall be accelerated and all such Stock Options and awards shall immediately and entirely vest, and (except as provided in Section 8.2 below) the respective Holders thereof shall have the immediate right to purchase and/or receive any and all Common Stock subject to such Stock Options and awards on the terms set forth in this Plan and the respective Agreements respecting such Stock Options and awards.

8.2    Buyout of Awards in Connection with Certain Transactions.    Upon the occurrence of a Change in Control of the Company, the Committee may require a Holder of any award granted under this Plan to relinquish such award to the Company upon the tender by the Company to Holder of cash in an amount equal to the Transaction Value of such award.

8.3    Definition of “Change in Control.”    For purposes of this Article VIII, a “Change in Control” of the Company shall mean the occurrence, after the Effective Date of the Plan, of any of the following events:

(a)  a report on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report) shall be filed with the Securities and Exchange Commission pursuant to the Exchange Act and that report discloses that any person (within the meaning of Section 13(d) or Section 14(d)(2) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), is the beneficial owner (as that term is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of 50 percent or more of the outstanding voting stock of the Company;

(b)  any person (within the meaning of Section 13(d) or Section 14(d)(2) of the Exchange Act), other than the Company (or one of its subsidiaries) or any employee benefit plan sponsored by the Company (or one of its subsidiaries), shall purchase securities pursuant to a tender offer or exchange offer to acquire any voting stock of the Company (or any securities convertible into voting stock of the Company) and, immediately after consummation of that purchase, that person is the beneficial owner (as that term is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of 50 percent or more of the outstanding voting stock of the Company;

(c)  the consummation of: (i) a merger, consolidation or reorganization of the Company with or into any other person if, as a result of such merger, consolidation or reorganization, 50 percent or less of the combined voting power of the then outstanding securities of such other person immediately after such merger, consolidation or reorganization is held in the aggregate by the holders of voting stock of the Company immediately prior to such merger, consolidation or reorganization; (ii) any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company and its consolidated subsidiaries to any other person if, as a result of such sale, lease, exchange or other transfer, 50 percent or less of the combined voting power of the then outstanding securities of such other person immediately after such sale, lease, exchange or other transfer is held in the aggregate by the holders of voting stock of the Company immediately prior to such sale, lease, exchange or other transfer; or (iii) a transaction immediately after the consummation of which any person (within the meaning of Section 13(d) or Section 14(d)(2) of the Exchange Act) would be the beneficial owner (as that term is defined in Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act), directly or indirectly, of more than 50 percent of the outstanding voting stock of the Company;

(d)  the stockholders of the Company approve the dissolution of the Company; or

(e)  during any period of twelve consecutive months, the individuals who at the beginning of that period constituted the Board shall cease to constitute a majority of the Board, unless the election, or the nomination for election by the Company’s stockholders, of each director of the Company first elected during such period was approved by a vote of at least a majority of the Directors of the Company then still in office who were Directors of the Company at the beginning of any such period; or

(f)  the consummation of any other transaction which a majority of the Board determines to constitute a change in control of the Company.

ARTICLE IX

AMENDMENT AND TERMINATION

The Board may at any time, and from time to time, alter, amend, suspend or discontinue the Plan or any provision of the Plan; provided, however, that: (a) no alteration, amendment, suspension or discontinuance that would impair the rights of a Holder under any Agreement theretofore entered into hereunder shall be made without the Holder’s consent and (b) no alteration or amendment that would: (i) repeal the prohibition against repricing set forth in Section 2.5; (ii) increase the overall number of shares reserved and available for issuance under the Plan set forth in Section 3.1; (iii) increase the maximum share limitations set forth in Section 3.2; or (iv) decrease the minimum exercise price of Stock Options set forth in Section 5.2(b), shall be made without the approval of the Company’s stockholders.

ARTICLE X

TERM OF PLAN

10.1    Effective Date.    The Plan shall be effective as of October 24, 2002 (the “Effective Date”), subject to the approval of the Plan by the Company’s stockholders within one year after the Effective Date. Any awards granted under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned upon, and subject to, such approval of the Plan by the Company’s stockholders and no awards shall vest or otherwise become free of restrictions prior to such approval.

10.2    Termination Date.    Unless earlier terminated by the Board, this Plan shall continue to remain in effect for a period of ten years from the Effective Date; provided that the Plan shall continue to govern all outstanding awards until the awards themselves terminate in accordance with their terms.

ARTICLE XI

GENERAL PROVISIONS

11.1    Written Agreements.    Each award granted under the Plan shall be confirmed by, and shall be subject to the terms of, the Agreement executed by the Company and the Holder. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within ten days after the Agreement has been delivered to the Holder for his or her execution.

11.2    Unfunded Status of Plan.    The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

11.3    Employees.

(a)  Competition; Interference; Solicitation; Disclosure of Confidential Information.    If a Holder’s employment with the Company or a Subsidiary is terminated for any reason whatsoever and, subsequent thereto, such Holder: (i) accepts employment with a competitor of, or otherwise engages in competition with, the Company in violation of any agreement between the Holder and the Company; (ii) induces or encourages any employee of the Company to terminate his or her employment with the Company, in violation of any agreement between the Holder and the Company; (iii) solicits, induces, or encourages any person or entity which is a supplier of, a purchaser from, or a contracting party with, the Company to terminate any written or oral agreement, order or understanding with the Company or to conduct business in a way that results in an adverse impact on the Company in violation of any agreement between the Holder and the Company; or (iv) discloses to anyone outside the Company, or uses any confidential information or other property (including, but not limited to, intellectual property) of the Company in violation of the Company’s written policies or any agreement between the Holder and the Company, the Committee, in its sole discretion, may require such Holder to return to the Company the Economic Value of any award that was realized or obtained by such Holder at any time during the period beginning on the date that is six months prior to the date such Holder’s employment with the Company is terminated. The “Economic Value” shall mean the amount reportable by the Holder as taxable compensation for federal income tax purposes with respect to such award (for awards other than Incentive Stock Options) and, in the case of an Incentive Stock Option, the amount that would have been reportable by the Holder as taxable compensation for federal income tax purposes with respect to such award if such Incentive Stock Option had been a Nonqualified Stock Option.

(b)  Termination for Cause.    The Committee may, if a Holder’s employment with the Company or a Subsidiary is terminated for cause, annul any award granted under this Plan to such employee and, in such event, the Committee, in its sole discretion, may require such Holder to return to the Company the Economic Value of any award that was realized or obtained by such Holder at any time during the period beginning on the date that is six months prior to the date such Holder’s employment with the Company is terminated.

(c)  No Right of Employment.    Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any Holder, who is an employee of the Company or any Subsidiary, any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Holder who is an employee at any time.

11.4    Investment Representations; Company Policy.    The Committee may require each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan to represent to, and agree with, the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof. Each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company’s securities.

11.5    Additional Incentive Arrangements.    Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the awarding of Common Stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

11.6    Withholding Taxes.    Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal income tax purposes with respect to any option or other award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company or the Holder’s employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

11.7    Governing Law.    The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Connecticut (without regard to choice of law provisions); provided, however, that all matters relating to or involving corporate law shall be governed by the laws of the State of Delaware.

11.8    Other Benefit Plans.    Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

11.9    Non-Transferability.    Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbered or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

11.10    Applicable Laws.    The obligations of the Company with respect to all Stock Options and awards under the Plan shall be subject to: (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act of 1933, as amended, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed.

11.11    Conflicts.    If any of the terms or provisions of the Plan or an Agreement conflict with the requirements of Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements. Additionally, if this Plan or any Agreement does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein. If any of the terms or provisions of any Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

11.12    Non-Registered Stock.    The shares of Common Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act of 1933, as amended, or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Common Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Common Stock on a national securities exchange or any other trading or quotation system, including the NASDAQ National Market and NASDAQ SmallCap Market.

11.13    Right of Off-Set.    To the extent permitted by law, the Company or the Holder’s employer (if not the Company) shall have the right to deduct from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary, under the Plan or any Agreement entered into hereunder, any amounts due and owing to the Company or the Holder’s employer, as the case may be, from the Holder.

ARTICLE XII

DEFINITIONS

Definitions.    For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Agreement” shall mean the agreement between the Company and a Holder setting forth the terms and conditions of an award under the Plan.

(b)  “Annual Cash Retainer Amount” shall mean the annual cash retainer that would (but for the provisions of Section 7.1 hereof) otherwise be payable to each Outside Director for each full year of service as an Outside Director. The exact amount of the Annual Cash Retainer Amount shall be determined by the Board.

(c)  “Board” shall mean the Board of Directors of the Company.

(d)  “Change in Control” shall have the meaning set forth in Section 8.3 hereof.

(e)  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(f)  “Committee” shall mean the Compensation and Stock Option Committee of the Board or any other committee of the Board that the Board may designate to administer the Plan or any portion thereof. If no Committee is so designated, then all references in this Plan to “Committee” shall mean the Board.

(g)  “Common Stock” means the Common Stock of the Company, par value $.10 per share.

(h)  “Company” shall mean Lydall, Inc., a corporation organized and existing under the laws of the State of Delaware.

(i)  “Director” shall mean a member of the Board.

(j)  “Disability” shall mean physical or mental impairment as determined under procedures established by the Committee for purposes of the Plan.

(k)  “Economic Value” shall have the meaning set forth in Section 11.3(a) hereof.

(l)  “Effective Date” shall have the meaning set forth in Section 10.1 hereof.

(m)  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(n)  “Fair Market Value,” when used in reference to a share of Common Stock as of a particular date (such as the date of grant or the date of exercise of an award under the Plan), means the fair value per share of Common Stock as of such date, determined in accordance with the following procedures:

(i)  if the Common Stock is listed on a national securities exchange or quoted on the NASDAQ National Market or NASDAQ SmallCap Market, then the fair value per share of the Common Stock shall be the last sale price per share of the Common Stock in the principal trading market for the Common Stock on such date, as reported by the exchange or NASDAQ, as the case may be;

(ii)  if the Common Stock is not listed on a national securities exchange or quoted on the NASDAQ National Market or NASDAQ SmallCap Market, but is traded in the over-the-counter market, then the fair value per share of the Common Stock shall be the closing bid price per share for the Common Stock on such date, as reported by the OTC Bulletin Board or the National Quotation Bureau, Incorporated or similar publisher of such quotations; and

(iii)  if the fair value per share of the Common Stock cannot be determined pursuant to clause (i) or (ii) above, then the fair value per share of the Common Stock shall be determined by the Committee in good faith.

(o)  “Holder” shall mean a person who has received an award under the Plan.

(p)  “Incentive Stock Option” shall mean any Stock Option intended to be designated as, and meeting the requirements of, an “incentive stock option” within the meaning of Section 422 of the Code.

(q)  “Mature Shares” shall mean shares of Common Stock that have been held by the Holder for at least six months.

(r)  “Nonqualified Stock Option” shall mean any Stock Option that is not an Incentive Stock Option, including, from and after the date an Incentive Stock Option ceases to qualify as such, any Incentive Stock Option that ceases to qualify as an Incentive Stock Option.

(s)  “Normal Retirement” shall mean retirement from active employment with the Company or any Subsidiary on or after age 65.

(t)  “Outside Director” shall mean a Director who, as of the close of business on the date of grant of any award hereunder, is not an employee of the Company or any Subsidiary.

(u)  “Parent” shall mean any present or future “parent corporation” of the Company, as such term is defined in Section 424(e) of the Code.

(v)  “Performance Goals” shall mean (and may be expressed in terms of) any of the following business criteria: (i) net income; (ii) earnings per share; (iii) operating income; (iv) operating cash flow; (v) earnings before income taxes and depreciation; (vi) earnings before interest, taxes, depreciation and amortization; (vii) increases in operating margins; (viii) reductions in operating expenses; (ix) earnings on sales growth; (x) total stockholder return; (xi) return on equity; (xii) return on total capital; (xiii) return on invested capital; (xiv) return on assets; (xv) economic value added; (xvi) cost reductions and savings; (xvii) increase in surplus; (xviii) productivity improvements; or (xix) an executive’s attainment of personal objectives with respect to any of the foregoing criteria or such other criteria as the Committee deems appropriate such as growth and profitability, customer satisfaction, quality, safety, business development, negotiating transactions or developing long-term business goals. A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. Unless otherwise determined by the Committee, the Performance Goals will be determined using generally accepted accounting principles consistently applied during a Performance Period.

(w)  “Performance Objective” means the level or levels of performance required to be attained with respect to specified Performance Goals in order for any award of Performance Shares to vest.

(x)  “Performance Period” means the calendar year, or such other shorter or longer period designated by the Committee, during which performance will be measured in order to determine a Holder’s entitlement to vesting of any Performance Shares.

(y)  “Performance Shares” shall mean shares of Restricted Stock that are subject to restriction based on achievement of pre-defined corporate performance criteria.

(z)  “Plan” shall mean the Lydall 2003 Stock Incentive Compensation Plan, as amended from time to time.

(aa)  “Restricted Stock” shall mean shares of Common Stock, received under an award made pursuant to Article VI hereof, that are subject to restrictions under Article VI.

(bb)  “Restriction Period” shall mean the period of time during which an award of Restricted Stock is subject to forfeiture.

(cc)  “Retained Distributions” shall mean all distributions, including regular cash dividends and other cash equivalent distributions, made or declared with respect to an award of Restricted Stock.

(dd)  “Stock Award” shall mean an award of shares of Common Stock to an Outside Director pursuant to Section 7.1 hereof.

(ee)  “Stock Option” or “Option” shall mean an option to purchase shares of Common Stock which is granted pursuant to the Plan.

(ff)  “Subsidiary” shall mean any present or future “subsidiary corporation” of the Company, as such term is defined in Section 424(f) of the Code.

(gg)  “Transaction Value” shall mean the Fair Market Value of a share of Common Stock as of the date of repurchase, in the event the award to be repurchased under Section 8.2 hereof is comprised of shares of Common Stock, and the difference between Fair Market Value per share and the exercise price (if lower than Fair Market Value) in the event the award is a Stock Option; in each case, multiplied by the number of shares subject to the award.

ANNUAL MEETING OF STOCKHOLDERS OF

LYDALL, INC.

May 8, 2003

PROXY VOTING INSTRUCTIONS

MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible. – OR –	COMPANY NUMBER
TELEPHONE – Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call. – OR –	ACCOUNT NUMBER
INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.	CONTROL NUMBER

¯                Please detach and mail in the envelope provided IF you are not voting via telephone or the Internet.                ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

1. ELECTION OF DIRECTORS (Proposal 1)			2.	Approval of 2003 Stock Incentive Compensation Plan. (Proposal 2)	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	NOMINEES: ☐ Samuel P. Cooley ☐ W. Leslie Duffy ☐ David Freeman ☐ Suzanne Hammett		3.	In their discretion, such other business as may properly come before the meeting.
☐ FOR ALL EXCEPT (See instructions below.)	☐ Christopher R. Skomorowski ☐ Elliott F. Whitely ☐ Roger M. Widmann ☐ Albert E. Wolf

The shares represented by this Proxy will be voted as specified. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED IN FAVOR OF THE SPECIFIED NOMINEES AND OF THE 2003 STOCK INCENTIVE COMPENSATION PLAN. THIS PROXY CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RETURNED IN ORDER TO HAVE YOUR SHARES VOTED.

PLEASE NOTE ANY CHANGE OF ADDRESS.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

		☐

Signature of Shareholder:	Date:	Signature of Shareholder:	Date

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

PROXY

LYDALL, INC.

The undersigned hereby appoints Samuel P. Cooley, Roger M. Widmann and Christopher R. Skomorowski, or any one of them, with full power of substitution, as attorneys and proxies, to vote all shares of stock of Lydall, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held in The Autorino Great Hall of The Bushnell Center for the Performing Arts, 166 Capitol Avenue, Hartford, Connecticut on May 8, 2003 at 11:00 a.m. E.D.T. and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement dated March 26, 2003 and instructs its attorneys and proxies to vote as set forth on this Proxy.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

(To be Signed on Reverse Side)